UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2025

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 4, 2025, Nabors Industries, Inc. (“NII”) entered into a purchase agreement (the “Purchase Agreement”) under which NII agreed to sell $700 million aggregate principal amount of its 7.625% Senior Priority Guaranteed Notes due 2032 (the “Notes”) to Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., Blaylock Van, LLC and Nomura Securities International, Inc. (together, the “Initial Purchasers”).

The Notes are fully and unconditionally guaranteed, jointly and severally, by each of the entities that guarantee NII’s existing 9.125% senior priority guaranteed notes due 2030 (the “Existing Senior Priority Guaranteed Notes”), which includes (i) Nabors Industries Ltd. (“Nabors Bermuda”), (ii) each of the subsidiaries that guarantee Nabors Bermuda’s existing 7.50% senior guaranteed notes due 2028 and NII’s existing 8.875% senior guaranteed notes due 2031 (together, the “Existing Senior Guaranteed Notes”) and (iii) certain lower-tier subsidiaries of Nabors Bermuda that guarantee NII’s amended & restated revolving credit facility (the “A&R Credit Facility”) but do not currently guarantee the Existing Senior Guaranteed Notes, other than Nabors Alaska Drilling, Inc. (the “Lower Tier Notes Guarantors” and, together with Nabors Bermuda and the guarantors of the Existing Senior Guaranteed Notes, the “Guarantors”) on the same basis as the guarantee of the Existing Senior Priority Guaranteed Notes.

The closing of the sale of the Notes occurred on November 10, 2025. NII received net proceeds, after deducting estimated offering commissions and estimated net expenses, of approximately $687.9 million. Nabors Bermuda intends to use the net proceeds from this offering to retire all of its outstanding 7.375% senior priority guaranteed notes due 2027 (the “Senior Priority Guaranteed Notes due 2027”). The remaining proceeds will be used for general corporate purposes. As of the date hereof, there are $546.1 million in aggregate principal of Senior Priority Guaranteed Notes due 2027 outstanding.

NII sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers then sold the Notes to (i) qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A and (ii) pursuant to Regulation S under the Securities Act. NII relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an indenture, dated as of November 10, 2025 (the “Indenture”), among NII, as issuer, the Guarantors, as guarantors, and Wilmington Trust, National Association, as trustee.

The Notes will bear interest at an annual rate of 7.625% and will mature on November 15, 2032. The Indenture includes customary covenants, subject to significant exceptions, that limit the ability of Nabors Bermuda and its subsidiaries to, among other things, incur certain liens, enter into sale and leaseback transactions, incur debt and engage in certain asset transfers. In the event of a Change of Control Triggering Event (as defined in the Indenture) with respect to the Notes, the holders of the Notes may require NII to purchase all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes so purchased, plus accrued and unpaid interest, if any.

Prior to November 15, 2028, NII may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any. On or after November 15, 2028, NII may redeem the Notes, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, NII may use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of Notes prior to November 15, 2028, at a price equal to 107.625% of the principal amount thereof plus accrued and unpaid interest, if any.

The Notes are senior unsecured obligations of NII and will rank pari passu in right of payment with all of NII’s existing and future unsubordinated debt and other obligations, except that the Notes are (i) effectively junior in right of payment to any of NII’s existing and future secured obligations, including secured obligations under the A&R Credit Facility, to the extent of the value of the collateral securing such obligations thereunder, (ii) senior in right of payment to any of NII’s future subordinated debt and other obligations that are expressly subordinated to the Notes and (iii) structurally subordinated to the obligations of creditors, including trade creditors, of Nabors Bermuda’s subsidiaries that do not guarantee the Notes.

The guarantees of the Notes are (i) senior unsecured obligations of each Guarantor, other than the guarantees of the Lower Tier Notes Guarantors, which are subordinate in right of payment to guarantees by the Lower Tier Notes Guarantors of certain senior guaranteed debt, (ii) rank pari passu in right of payment with all existing and future senior obligations of the Guarantors that are not subordinated in right of payment to the guarantees, other than the guarantees of the Lower Tier Notes Guarantors, which are subordinate in right of payment to guarantees by the Lower Tier Notes Guarantors of certain senior guaranteed debt, (iii) senior in right of payment to all future obligations of the Guarantors that are expressly subordinated in right of payment of the guarantees, (iv) effectively subordinated to all existing and future secured obligations of the Guarantors to the extent of the value of the property and assets securing such obligations, including secured obligations under the A&R Credit Facility, and (v) structurally subordinated to any existing and future obligations of any of such Guarantor’s subsidiaries that are not Guarantors.

A copy of the Indenture is included in this Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary description of the Indenture in this report is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the issuance of the Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 10, 2025 by and among Nabors Industries, Inc., as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, including as exhibits thereto the form of Notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Submitted electronically with this report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: November 10, 2025	By:	/s/ Mark D. Andrews
		Name:	Mark D. Andrews
		Title:	Corporate Secretary